TRIBUNE

Press Release

                    TRIBUNE AND TIMES MIRROR COMPLETE MERGER
                 TRIBUNE CREATES MAJOR-MARKET MULTIMEDIA LEADER,
                   SERVING CUSTOMERS THROUGH CONVERGING MEDIA

CHICAGO, MON., JUNE 12, 2000 -- Tribune Company has completed its merger with The Times Mirror Company to create a major-market multimedia leader, with operations in broadcasting, publishing and interactive in 18 of the top 30 markets. Tribune is now the only media company with a television-newspaper-interactive combination in the top three markets--New York, Los Angeles and Chicago--and reaches nearly 80 percent of U.S. households.

The previously announced merger was completed following Tribune and Times Mirror shareholder approvals at meetings both companies held today.

"Tribune is the nation's premier local-market media company, with extensive broadcasting, publishing and interactive operations in major markets," said John
W. Madigan, Tribune chairman, president and chief executive officer. "Tribune has led the way in media convergence. Today, our cross-media assets create a tremendous competitive advantage as industry convergence accelerates."

"The integration of our two companies began in mid-April, and we have already made significant changes to move the company forward. With more than 30,000 talented employees and $6 billion in revenues, we are extremely well positioned to grow our media businesses and create value for our shareholders," Madigan said.

"Tribune's national reach, combined with strong local franchises, uniquely positions us to meet the needs of advertisers, create choices for consumers and capture national advertising revenues to build and grow our businesses," said Dennis J. FitzSimons, Tribune executive vice president. "National and local advertisers want to reach larger audiences in major markets. With our great media franchises concentrated in the top 30 markets, we're positioned to deliver for both advertisers and consumers."

At Tribune Company's special shareholders meeting today in Chicago, approximately 76 percent of the shares entitled to vote were cast in favor of the merger. At Times Mirror's special shareholders meeting in Los Angeles, approximately 85 percent of the shares entitled to vote were cast in favor of the merger.

In the merger, valued at $8 billion in cash and stock, each share of Times Mirror common stock not owned by Tribune, and for which a cash election was not made, will be converted into 2.5 shares of Tribune common stock.

Tribune Company's board of directors today appointed four new members: Jeffrey Chandler, president and chief executive officer of Chandler Ranch Co.; Roger Goodan, vice president/marketing for Schlumberger Oilfield Services North America; William Stinehart, Jr., partner at law firm Gibson, Dunn & Crutcher LLP; and Thomas Unterman, managing partner and chief executive officer of Rustic Canyon Group.
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TRIBUNE MEDIA NET CAPITALIZES ON CROSS-MEDIA ASSETS

Tribune Publishing has targeted more than $40 million in new revenue from national newspaper advertising and cross-media revenues in 2001. To aggressively pursue increased national advertising opportunities, Tribune recently announced the creation of Tribune Media Net, a national sales organization for the publishing group that capitalizes on the company's cross-media assets to grow general advertising sales. David P. Murphy, most recently Chicago Tribune vice president/marketing and sales, was named Tribune Media Net president, where he oversees national advertising for all Tribune newspapers and leads cross-media sales efforts.

NEW ORGANIZATION POSITIONS TRIBUNE TO "WIN IN CLASSIFIEDS"

To improve its share of local classified advertising dollars, Tribune recently announced the creation of Tribune Classified Services, a product development organization that positions Tribune's print and interactive suite of classified-advertising products in each of its markets. Timothy J. Landon was appointed Tribune Classified Services president, responsible for Tribune's overall classified advertising strategy for cross-media opportunities. Landon has extensive experience in developing and building classified advertising businesses, including a major role in the creation of Classified Ventures, an online classified advertising service funded by Tribune and six other media companies. Classified Ventures' businesses include cars.com, apartments.com, newhomenetwork.com and auctions.com.

The merger with Times Mirror strengthens Tribune's interactive classifieds position as a leader in key advertising categories, including job recruitment, real estate and automotive, with increased stakes in CareerPath and Classified Ventures. Tribune now holds a 35 percent stake in CareerPath, an online career-management site funded by Tribune and six leading media companies, and a 34 percent stake in Classified Ventures. Coupled with its 27 percent investment in BrassRing Inc., Tribune now has the scope and scale to significantly increase classified advertising revenue opportunities both nationally and locally. BrassRing is a business-to-business hiring-management and job-recruitment company co-founded in 1999 by Tribune Company, The Washington Post Company and investment firm Accel Partners.

NEW LEADERSHIP AT THE LOS ANGELES TIMES

On April 24, the cash tender offer for Times Mirror was completed. Since then, Tribune has announced several key executive appointments at the Los Angeles Times. John P. Puerner was appointed Los Angeles Times president and publisher. John S. Carroll was named Los Angeles Times executive vice president and editor. Previously, Puerner was president, publisher and chief executive officer of Tribune's Orlando Sentinel Communications. Carroll previously was senior vice president and editor of The Baltimore Sun and vice president of Times Mirror.

As part of the merger, the operations of the Los Angeles Times were transferred into a newly formed Tribune subsidiary. The subsidiary has a five-member board of directors, two of whom are designees of the Chandler family. Appointed to the Los Angeles Times board are: Susan Babcock, former Times Mirror director and beneficiary of the Chandler Trusts; Dennis FitzSimons, Tribune executive vice president; Jack Fuller, Tribune Publishing president; John Puerner, Los Angeles Times president and publisher; and Warren Williamson, former Times Mirror director and a trustee and beneficiary of the Chandler Trusts. The new subsidiary is structured to give the Chandler Trust director designees a continuing role in the business of the Los Angeles Times.

EXECUTIVE APPOINTMENTS AT TRIBUNE INTERACTIVE

Tribune recently announced three key executive appointments at Tribune Interactive. David D. Hiller, former Tribune senior vice president/development, was named Tribune Interactive president. Hilary A. Schneider, former Times Mirror vice president and Times Mirror interactive (TMi) president and chief executive officer, joined Tribune Interactive as senior vice president/general manager. Ross Settles, former Times Mirror interactive vice president/marketing and product development, joined Tribune Interactive in the same role.

DIVESTITURES ENHANCE FOCUS ON CONVERGING MEDIA

To focus on its media businesses of broadcasting, publishing and interactive, Tribune Company is exploring strategic alternatives, including possible sales, for Tribune Education and Jeppesen. Tribune Education is the No. 1 publisher of supplemental education materials in the United States. Jeppesen is the world's leading provider of flight information services.

"These two companies--with their talented employees and leading market positions--have brighter futures with organizations focused more directly on their businesses," said Madigan.

TRIBUNE (NYSE: TRB) is a leading media company with businesses in 23 major U.S. markets, including 18 of the top 30. Through its television and radio broadcasting, publishing and interactive operations, Tribune reaches nearly 80 percent of U.S. households daily. Tribune Ventures is an industry leader in venture partnerships with new-media and technology companies. Tribune has $6 billion in revenues and more than 30,000 employees. A Fortune 500 company in 2000, Tribune, for the third straight year, ranked No. 1 among its industry peers in Fortune magazine's list of most-admired companies in America.

TRIBUNE BROADCASTING owns and operates 22 major market television stations, including national superstation WGN-TV, and reaches more than 75 percent of U.S. television households. The company has interests in The WB Television Network (25%) and the TV Food Network (29%). Tribune also owns and operates four radio stations, including WGN-AM in Chicago and three stations in Denver. Tribune Entertainment develops and distributes first-run television programming for the Tribune station group and for national syndication. In addition, the company owns the Chicago Cubs baseball team.

TRIBUNE PUBLISHING is the third-largest U.S. newspaper group in circulation. The company comprises 11 market-leading newspapers: the Los Angeles Times; Chicago Tribune; Newsday, serving Nassau and Suffolk counties on Long Island, N.Y., and the borough of Queens, N.Y.; The Baltimore Sun; Sun-Sentinel, serving South Florida; The Orlando Sentinel; The Hartford Courant; The Morning Call, serving Eastern Pennsylvania's Lehigh Valley; Daily Press, serving the Virginia Peninsula; The (Stamford) Advocate and Greenwich Time, both serving Connecticut's

Fairfield County. Tribune Media Services is a leading provider of entertainment lists and syndicated news and information to print and electronic media. Tribune Regional Programming is responsible for video and audio publishing initiatives, including two 24-hour cable news channels: CLTV News in Chicago and Central Florida News 13 (News 13), a partnership with Time Warner Communications in Orlando.

TRIBUNE INTERACTIVE operates leading interactive news and information sites in major markets across the United States, including 18 of the top 30 markets. Tribune Interactive is a network of local and national Web sites and ranks among the top 25 news/information/entertainment networks in the United States.

MEDIA CONTACT:
Katherine Sopranos
312/222-4204 (Office)
312/222-1573 (Fax)
ksopranos@tribune.com

INVESTOR CONTACT:
Ruthellyn Musil
312/222-3787 (Office)
312/222-1573 (Fax)
rmusil@tribune.com

MEDIA NOTE:
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